LifeVantage Adopts Limited Duration Stockholder Rights Plan Salt Lake City, UT, August 31, 2023, (GLOBE NEWSWIRE) -- LifeVantage Corporation (Nasdaq: LFVN) (“LifeVantage” or the “Company”), a leading health and wellness company with products designed to activate optimal health processes, today announced that its Board of Directors (the “Board”) has adopted a limited duration stockholder rights plan (the “Rights Plan”). The adoption of the Rights Plan is intended to protect the long-term interests of LifeVantage and all LifeVantage stockholders and enable them to realize the full potential value of their investment in the Company. The Rights Plan is designed to reduce the likelihood that any entity, person or group would gain control of, or significant influence over, LifeVantage through the open-market accumulation of the Company’s shares without appropriately compensating all LifeVantage stockholders for control. The Rights Plan is not intended to prevent or interfere with any action with respect to LifeVantage that the Board determines to be in the best interests of the Company and its stockholders. Instead, it will position the Board to fulfill its fiduciary duties on behalf of all stockholders by ensuring that the Board has sufficient time to make informed judgments about any attempts to control or significantly influence LifeVantage. The Rights Plan will encourage anyone seeking to gain a significant interest in LifeVantage to negotiate directly with the Board prior to attempting to control or significantly influence the Company. The Board intends to submit the Rights Plan to stockholders for ratification at the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) and to terminate the Rights Plan if the proposal to ratify the Rights Plan is not approved at that meeting. If the Rights Plan is ratified at the Annual Meeting, it will expire no later than August 28, 2024, subject to the terms of the Rights Plan. The date of the upcoming Annual Meeting has not yet been announced. Further, the terms of the Rights Plan provide many recognized stockholder protections, including the following: • The rights will be exercisable only if any entity, person or group acquires 12% (or 20% in the case of certain passive investors) or more of the Company’s outstanding common stock in a transaction not approved by the Board; • The Rights Plan has an exception for offers made for all shares of the Company that treat stockholders equally and recognize the full value of the Company, including a qualifying offer clause that provides stockholders the ability to call a special meeting for purposes of exempting a “qualifying offer,” as described further in the Rights Plan; • The Rights Plan does not contain any dead-hand, slow-hand, no-hand or similar features that would limit the ability of a future board of directors to redeem the rights; and • The Rights Plan does not preclude the Board from considering an offer that recognizes the full value of the Company. Pursuant to the Rights Plan, LifeVantage will issue one right for each share of common stock outstanding as of the close of business on September 11, 2023. While the Rights Plan is effective immediately, the rights generally would become exercisable only if an entity, person or group acquires beneficial ownership of 12% (or 20% in the case of certain passive investors) or more of LifeVantage’s outstanding common stock in a transaction not approved by the Board.

In that situation, each holder of a right (other than the acquiring entity, person or group) will have the right to purchase from the Company for $20.00, subject to certain potential adjustments, shares of LifeVantage’s common stock having a market value of twice that amount. In addition, at any time after an entity, person or group acquires 12% (or 20% in the case of certain passive investors) or more of the Company’s outstanding common stock, but less than 50% of the Company’s outstanding common stock, the Board may exchange one share of the Company’s common stock for each outstanding right (other than rights owned by such entity, person or group, which would have become void). Further details about the Rights Plan will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that LifeVantage will file with the U.S. Securities and Exchange Commission (“SEC”). About LifeVantage Corporation LifeVantage Corporation (Nasdaq: LFVN), the activation company, is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+, ProBio, IC Bright®, Daily Wellness, Rise AM, Reset PM, and D3+ dietary supplements, the TrueScience® line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio®, its nootropic energy drink mixes, and PhysIQ, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com. Cautionary Note Regarding Forward-Looking Statements This release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “will,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “look forward to,” “goal,” “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Forward- looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. Forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of COVID-19, as well as those discussed in greater detail in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the SEC. The Company cautions investors not to place undue reliance on forward-looking statements. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update any of these forward-looking statements to reflect events or circumstances after the date of this release, except as required by law. Investor Relations Contact: Reed Anderson, ICR (646) 277-1260 reed.anderson@icrinc.com